Exhibit 99.1

DTE Energy Company
2000 2nd Ave., Detroit, MI 48226-1279

news release
Sept. 22, 2005
DTE Energy exec to speak at Merrill Lynch
Global Power and Gas Leaders Conference
     DETROIT — Gerard M. Anderson, president of DTE Energy, will speak at the Merrill Lynch Global Power and Gas Leaders Conference in New York at approximately 2 p.m. EDT Tuesday, Sept. 27.
     The conference audio and presentation materials will be available via webcast through a link on DTE Energy’s website at www.dteenergy.com/investors.
     The webcast replay will be available and archived on the website.
     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at www.dteenergy.com.
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For Further Information:

Scott Simons	Lorie N. Kessler
(313) 235-8808	(313) 235-8807